Exhibit 99.1

NEWS

release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirstwi.bank

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Third Quarter of 2021

•	Net income of $11.2 and $34.3 million for the three and nine months ended September 30, 2021
•	Earnings per common share of $1.46 and $4.45 for the three and nine months ended September 30, 2021
•	Annualized return on average assets of 1.57% and 1.62% for the three and nine months ended September 30, 2021
•	Quarterly cash dividend of $0.22 per share declared, an increase of 4.8% from prior-quarter and prior-year third quarter quarterly cash dividends

MANITOWOC, Wis, October 19, 2021 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $11.2 million, or $1.46 per share, for the third quarter of 2021, compared with net income of $11.0 million, or $1.42 per share, for the prior-year third quarter. For the nine months ended September 30, 2021, Bank First earned $34.3 million, or $4.45 per share, compared to $26.5 million, or $3.57 per share for the same period in 2020.

Operating Results

Net interest income (“NII”) during the third quarter of 2021 was $22.9 million, up $1.1 million from the previous quarter and matching the third quarter of 2020. NII for the first nine months of 2021 was $66.9 million, up from $62.4 million for the first nine months of 2020.

Throughout the previous 18 months Bank First was a very active participant in the Paycheck Protection Program (“PPP”), a Small Business Administration (“SBA”) loan program aimed at supporting small business through the turbulent economic environment created by the COVID-19 pandemic (“COVID”). Bank First originated over $381.3 million in loans to new and existing customers under this program, $62.6 million of which remained unpaid and unforgiven as of September 30, 2021. Origination fees collected from PPP loan originations totaled over $14.6 million. Under accounting rules, the Bank recognizes these fees as an addition to NII over the contractual life of the related loan, with any remaining fee being fully recognized into NII if the loan is paid off or forgiven prior to the original maturity date. As is the case with any institution participating in PPP originations, this accounting treatment has caused significant variations in the Bank’s NII and interest margins quarter-to-quarter based on how many PPP loans are forgiven during the period. Unrecognized PPP origination fees totaled $2.2 million at September 30, 2021, compared to $2.6 million and $5.8 million at December 31 and September 30, 2020, respectively.

NII related to purchase accounting entries, resulting from our acquisitions of other institutions over the last several years, increased net income (after tax) during the third quarter of 2021 by $0.2 million, or $0.03 per share, compared to $1.1 million, or $0.15 per share, for the third quarter of 2020. For the first nine months of 2021 and 2020 the impact of these purchase accounting entries increased net income (after tax) by $0.9 million, or $0.12 per share, and $2.5 million, or $0.34 per share, respectively.

Net interest margin (“NIM”) was 3.47% for the third quarter of 2021, compared to 3.84% for the third quarter of 2020. The aforementioned purchase accounting entries added 0.04% and 0.26% to NIM for each of these periods, respectively. NIM was 3.47% for the first nine months of 2021, including 0.07% from the impact of purchase accounting entries, compared to 3.77%, including 0.21% from the impact of purchase accounting entries, for the first nine months of 2020.

Bank First recorded a provision for loan losses of $0.7 million during the third quarter of 2021, compared to $1.4 million during the third quarter of 2020. Provision expense was $2.5 million for the first nine months of 2021 compared to $5.5 million for the same period during 2020. While provision expense was elevated during 2020 in response to uncertainty created by COVID and society’s response to it, actual asset quality metrics through the first three quarters of 2021, as further discussed later in this release, have remained strong and allowed for a reduction in provision expense during 2021.

Noninterest income was $5.0 million for the third quarter of 2021, compared to $5.1 million for the third quarter of 2020. Service charge income continues to perform strongly during 2021, showing an increase of over eleven percent in the third quarter of 2021 compared to the third quarter of 2020 as the Bank’s added markets from three acquisitions in the last four years continue to integrate fully into the branch network. All other components of noninterest income were very comparable in the year-over-year third quarters. While gain on sales of secondary market mortgage loans was comparable for the year-over-year third quarters, we did see our profitability on these sold loans decrease compared to historic highs during the most recent three trailing quarters. While origination volume remained at an elevated level, the average profit margin on each sale has decreased as the industry has become more competitive with rate pricing.

Noninterest expense was $12.5 million in the third quarter of 2021, compared to $12.2 million during the previous quarter as well as the third quarter of 2020. Data processing expense decreased $0.1 million and $0.2 million from the prior quarter and prior-year third quarter, respectively, primarily from reduced expense caused by significant originations of PPP loans beginning during the second quarter of 2020 and ending during the second quarter of 2021. Other noninterest expense increased by 23.5% from the prior quarter and 27.3% from the prior year third quarter primarily due to several miscellaneous one-time immaterial expense items which summed together to create larger variances.

Balance Sheet

Total assets were $2.85 billion at September 30, 2021, a $128.6 million increase from December 31, 2020, and up $207.4 million from September 30, 2020. Total loans were $2.21 billion at September 30, 2021, up $17.5 million from December 31, 2020, and up $15.7 million from September 30, 2020. Excluding PPP originations and repayments or forgiveness, loans grew by 12.3% over the trailing twelve months. Annualized loan growth during the third quarter of 2021, also excluding PPP activity, amounted to 8.8%. Total deposits, nearly all of which remain core deposits, were $2.47 billion at September 30, 2021, up $151.3 million from December 31, 2020, and up $201.2 million from September 30, 2020. Noninterest-bearing demand deposits comprised 32.1% of the Bank’s total core deposits at September 30, 2021, compared to 31.2% and 30.4% at December 31 and September 30, 2020, respectively. Time deposits, which typically carry the highest interest rates of all deposit products, comprised 10.5% of the Bank’s total core deposits at September 30, 2021, compared to 14.8% and 16.8% at December 31 and September 30, 2020.

Asset Quality

Nonperforming assets at September 30, 2021 totaled $12.1 million, down from $14.0 million and $20.8 million at the end of the fourth and third quarters of 2020, respectively. Nonperforming assets to total assets ended the third quarter of 2021 at 0.42%, down from 0.52% and 0.79% at the end of the fourth and third quarters of 2020, respectively. A majority of the non-performing assets at September 30, 2021, relate to one commercial real estate loan totaling $7.1 million which was moved to nonaccrual status during June 2020. While payments have remained current on this loan, the move to nonaccrual status was deemed prudent by management due to the loss of a significant tenant in the underlying commercial property.

Capital Position

Stockholders’ equity totaled $315.3 million at September 30, 2021, an increase of $20.4 million from the end of 2020 and $29.2 million from September 30, 2020. Strong earnings served to increase capital while being offset by dividends totaling $7.1 million through the first three quarters of 2021 and $8.7 million during the trailing twelve months. Further reducing capital was $6.1 million used to repurchase 87,319 shares of common stock through the first three quarters of 2021. Tangible book value per share of Bank First’s common stock experienced an increase during the trailing twelve months of 14.8%.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.22 per common share, payable on January 5, 2022, to shareholders of record as of December 22, 2021.

Bank First Corporation provides financial services through its subsidiary, Bank First, which was incorporated in 1894. The bank is an independent community bank with 21 banking locations in Wisconsin. The bank has grown through both acquisitions and de novo branch expansion. The company employs approximately 302 full-time equivalent staff and has assets of approximately $2.8 billion. Bank First offers loan, deposit and treasury management products at each of its banking offices. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered through the bank’s partnership with Legacy Private Trust, an alliance with Morgan Stanley and an affiliation with McKenzie Financial Services, LLC. The bank is a co-owner of a bank technology outfitter, UFS, LLC, which provides digital, core, cybersecurity, managed IT and cloud services. Further information about Bank First Corporation is available by clicking on the Investor Relations tab at www.BankFirstWI.bank.

# # #

Forward Looking Statements: This news release may contain certain “forward-looking statements” that represent Bank First Corporation’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by Bank First Corporation or on its behalf. Bank First Corporation disclaims any obligation to update such forward-looking statements. In addition, statements regarding historical stock price performance are not indicative of or guarantees of future price performance.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Results of Operations:
Interest income	$24,898	$24,003	$24,442	$27,094	$25,928	$73,343	$73,606
Interest expense	1,964	2,189	2,339	2,623	3,003	6,492	11,242
Net interest income	22,934	21,814	22,103	24,471	22,925	66,851	62,364
Provision for loan losses	650	950	900	1,650	1,350	2,500	5,475
Net interest income after provision for loan losses	22,284	20,864	21,203	22,821	21,575	64,351	56,889
Noninterest income	5,028	6,574	6,210	6,744	5,115	17,812	16,776
Noninterest expense	12,466	12,221	12,225	13,972	12,202	36,912	39,381
Income before income tax expense	14,846	15,217	15,188	15,593	14,488	45,251	34,284
Income tax expense	3,628	3,669	3,674	4,063	3,534	10,971	7,768
Net income	$11,218	$11,548	$11,514	$11,530	$10,954	$34,280	$26,516

Earnings per common share - basic	$1.46	$1.50	$1.49	$1.49	$1.42	$4.45	$3.57
Earnings per common share - diluted	1.46	1.50	1.49	1.49	1.42	4.45	3.56

Common Shares:
Basic weighted average	7,605,541	7,653,317	7,657,301	7,659,904	7,673,572	7,638,857	7,367,793
Diluted weighted average	7,624,791	7,668,740	7,677,976	7,682,101	7,691,326	7,658,828	7,412,673
Outstanding	7,641,771	7,688,795	7,729,216	7,709,497	7,729,762	7,641,771	7,729,762

Noninterest income / noninterest expense:
Service charges	$1,491	$1,596	$1,467	$1,586	$1,343	$4,554	$3,417
Income from Ansay	756	723	725	169	970	2,204	2,571
Income from UFS	751	663	366	599	720	1,780	2,467
Loan servicing income	599	1,178	505	194	538	2,282	1,226
Net gain on sales of mortgage loans	1,206	2,187	2,811	2,214	1,304	6,204	3,096
Net gain (loss) on sales of securities	(3)	-	-	-	-	(3)	3,233
Noninterest income from strategic alliances	20	28	17	26	16	65	49
Other noninterest income	208	199	319	1,956	224	726	717
Total noninterest income	$5,028	$6,574	$6,210	$6,744	$5,115	$17,812	$16,776

Personnel expense	$6,996	$7,121	$7,091	$7,604	$6,609	$21,208	$19,669
Occupancy, equipment and office	1,070	968	1,210	1,352	1,171	3,248	3,367
Data processing	1,259	1,358	1,393	1,519	1,463	4,010	3,996
Postage, stationery and supplies	204	131	197	204	219	532	668
Net (gain) loss on sales and valuations of other real estate owned	-	(73)	(133)	(16)	(32)	(206)	1,411
Advertising	50	53	49	61	41	152	165
Charitable contributions	121	152	126	214	110	399	360
Outside service fees	741	804	755	1,029	888	2,300	3,083
Amortization of intangibles	351	351	351	522	418	1,053	1,114
Penalty for early extinguishment of debt	-	-	-	-	-	-	1,323
Other noninterest expense	1,674	1,356	1,186	1,483	1,315	4,216	4,225
Total noninterest expense	$12,466	$12,221	$12,225	$13,972	$12,202	$36,912	$39,381

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except per share data)	At or for the Three Months Ended					At or for the Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Period-end balances:
Cash and cash equivalents	$299,953	$251,071	$261,174	$170,219	$80,752	$299,953	$80,752
Investment securities available-for-sale, at fair value	148,376	153,818	167,940	165,039	173,334	148,376	173,334
Investment securities held-to-maturity, at cost	5,912	5,912	5,934	6,669	6,670	5,912	6,670
Loans	2,208,915	2,225,217	2,228,892	2,191,460	2,193,228	2,208,915	2,193,228
Allowance for loan losses	(20,237)	(19,547)	(18,531)	(17,658)	(16,318)	(20,237)	(16,318)
Premises and equipment	44,181	43,503	43,606	43,183	41,186	44,181	41,186
Goodwill and other intangibles, net	64,089	64,440	64,288	64,639	65,110	64,089	65,110
Other assets	95,416	94,536	92,896	94,465	95,285	95,416	95,285
Total assets	2,846,605	2,818,950	2,846,199	2,718,016	2,639,247	2,846,605	2,639,247

Deposits	2,472,258	2,446,654	2,448,035	2,320,963	2,271,040	2,472,258	2,271,040
Securities sold under repurchase agreements	17,402	21,679	47,631	36,377	23,894	17,402	23,894
Borrowings	26,679	26,697	30,467	40,969	45,657	26,679	45,657
Other liabilities	15,005	12,490	16,624	24,850	12,552	15,005	12,552
Total liabilities	2,531,344	2,507,520	2,542,757	2,423,159	2,353,143	2,531,344	2,353,143

Stockholders' equity	315,262	311,430	303,442	294,857	286,104	315,262	286,104

Book value per common share	41.26	40.50	39.26	38.25	37.01	41.26	37.01
Tangible book value per common share	33.44	32.69	31.42	30.35	29.12	33.44	29.12

Average balances:
Loans	$2,218,324	$2,247,026	$2,196,142	$2,206,207	$2,140,008	$2,220,570	$1,973,716
Interest-earning assets	2,659,584	2,633,850	2,547,783	2,465,713	2,423,168	2,614,140	2,555,165
Total assets	2,861,959	2,835,580	2,750,471	2,671,967	2,626,136	2,816,409	2,448,544
Deposits	2,479,799	2,453,156	2,355,888	2,316,793	2,260,065	2,430,068	2,078,580
Interest-bearing liabilities	1,738,895	1,723,395	1,694,711	1,663,642	1,636,606	1,719,162	1,567,768
Goodwill and other intangibles, net	59,969	60,363	60,782	60,836	61,276	60,368	54,633
Stockholders' equity	313,868	308,201	300,331	289,916	281,656	307,517	257,308

Paycheck Protection Program ("PPP") loan information
PPP Loans (period end)	$62,639	$127,277	$188,221	$172,424	$279,558	$62,639	$279,558
PPP Loan Deferred Origination Fees (period end)	2,243	4,252	4,552	2,573	5,818	2,243	5,818
PPP Loans (average during the period)	95,645	171,036	174,242	235,325	279,337	146,686	167,236
Interest income recognized during the period (includes recognized origination fees)	2,251	1,922	2,368	3,833	2,418	6,541	4,906

Financial ratios:
Return on average assets	1.57%	1.63%	1.67%	1.71%	1.67%	1.62%	1.44%
Return on average common equity	14.30%	14.99%	15.34%	15.78%	15.56%	14.86%	13.74%
Average equity to average assets	10.97%	10.87%	10.92%	10.85%	10.73%	10.92%	10.51%
Stockholders' equity to assets	11.08%	11.05%	10.66%	10.85%	10.84%	11.08%	10.84%
Tangible equity to tangible assets	9.17%	9.11%	8.72%	8.80%	8.73%	9.17%	8.73%
Loan yield	4.25%	4.13%	4.34%	4.62%	4.65%	4.24%	4.78%
Earning asset yield	3.76%	3.71%	3.95%	4.44%	4.33%	3.80%	4.44%
Cost of funds	0.45%	0.51%	0.56%	0.63%	0.73%	0.50%	0.96%
Net interest margin, taxable equivalent	3.47%	3.37%	3.57%	4.01%	3.84%	3.47%	3.77%
Net loan charge-offs to average loans	-0.01%	-0.01%	0.00%	0.01%	0.20%	0.00%	0.03%
Nonperforming loans to total loans	0.53%	0.55%	0.63%	0.57%	0.84%	0.53%	0.84%
Nonperforming assets to total assets	0.42%	0.45%	0.52%	0.52%	0.79%	0.42%	0.79%
Allowance for loan losses to loans	0.92%	0.88%	0.83%	0.81%	0.74%	0.92%	0.74%

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,132,765	$90,476	4.24%	$2,026,973	$93,783	4.63%
Tax-exempt	85,559	3,910	4.57%	113,035	5,770	5.10%
Securities
Taxable (available for sale)	88,821	2,933	3.30%	107,171	2,735	2.55%
Tax-exempt (available for sale)	70,253	2,187	3.11%	74,472	2,313	3.11%
Tax-exempt (held to maturity)	5,912	150	2.54%	7,081	170	2.40%
Cash and due from banks	276,274	435	0.16%	94,436	111	0.12%
Total interest-earning assets	2,659,584	100,091	3.76%	2,423,168	104,882	4.33%
Non interest-earning assets	222,385			219,144
Allowance for loan losses	(20,010)			(16,176)
Total assets	$2,861,959			$2,626,136
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$203,736	$248	0.12%	$195,870	$267	0.14%
Savings accounts	521,635	1,927	0.37%	379,599	1,491	0.39%
Money market accounts	683,275	2,111	0.31%	593,470	2,542	0.43%
Certificates of deposit	260,581	2,373	0.91%	376,618	5,961	1.58%
Brokered Deposits	12,461	359	2.88%	20,135	567	2.82%
Total interest bearing deposits	1,681,688	7,018	0.42%	1,565,692	10,828	0.69%
Other borrowed funds	57,207	773	1.35%	70,914	1,121	1.58%
Total interest-bearing liabilities	1,738,895	7,791	0.45%	1,636,606	11,949	0.73%
Non-interest bearing liabilities
Demand Deposits	798,111			694,373
Other liabilities	11,085			13,501
Total Liabilities	2,548,091			2,344,480
Shareholders' equity	313,868			281,656
Total liabilities & sharesholders' equity	$2,861,959			$2,626,136
Net interest income on a fully taxable equivalent basis		92,300			92,933
Less taxable equivalent adjustment		(1,312)			(1,732)
Net interest income		$90,988			$91,201
Net interest spread (3)			3.32%			3.60%
Net interest margin (4)			3.47%			3.84%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,132,037	$90,072	4.22%	$1,857,288	$88,326	4.76%
Tax-exempt	88,533	4,100	4.63%	116,428	5,960	5.12%
Securities
Taxable (available for sale)	97,677	2,612	2.67%	116,792	2,907	2.49%
Tax-exempt (available for sale)	70,546	2,217	3.14%	66,160	2,134	3.23%
Taxable (held to maturity)	-	-	-	12,113	289	2.39%
Tax-exempt (held to maturity)	6,161	156	2.53%	9,010	239	2.65%
Cash and due from banks	219,186	262	0.12%	77,374	216	0.28%
Total interest-earning assets	2,614,140	99,419	3.80%	2,255,165	100,071	4.44%
Non interest-earning assets	221,231			207,466
Allowance for loan losses	(18,962)			(14,087)
Total assets	$2,816,409			$2,448,544
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$212,197	$252	0.12%	$194,592	$796	0.41%
Savings accounts	480,285	1,752	0.36%	343,196	1,915	0.56%
Money market accounts	656,922	2,183	0.33%	542,993	3,388	0.62%
Certificates of deposit	288,805	3,266	1.13%	371,170	6,793	1.83%
Brokered Deposits	15,607	444	2.84%	18,090	523	2.89%
Total interest bearing deposits	1,653,816	7,897	0.48%	1,470,041	13,415	0.91%
Other borrowed funds	65,346	784	1.20%	97,727	1,602	1.64%
Total interest-bearing liabilities	1,719,162	8,681	0.50%	1,567,768	15,017	0.96%
Non-interest bearing liabilities
Demand Deposits	776,252			608,359
Other liabilities	13,478			15,109
Total Liabilities	2,508,892			2,191,236
Shareholders' equity	307,517			257,308
Total liabilities & sharesholders' equity	$2,816,409			$2,448,544
Net interest income on a fully taxable equivalent basis		90,738			85,054
Less taxable equivalent adjustment		(1,383)			(1,750)
Net interest income		$89,355			$83,304
Net interest spread (3)			3.30%			3.48%
Net interest margin (4)			3.47%			3.77%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.